Exhibit 99.3

tw telecom holdings inc.

OFFERS FOR ALL OUTSTANDING

5.375% SENIOR NOTES DUE 2022

AND

6.375% SENIOR NOTES DUE 2023

IN EXCHANGE FOR

5.375% SENIOR NOTES DUE 2022

AND

6.375% SENIOR NOTES DUE 2023

WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

                    , 2013

To:	Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

tw telecom holdings inc. (the “Issuer”) is offering, upon and subject to the terms and conditions set forth in the prospectus dated             , 2013 (the “Prospectus”), and the enclosed letter of transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offers”) an aggregate principal amount of up to $450,000,000 of its 5.375% Senior Notes due 2022 and up to $350,000,000 of its 6.375% Senior Notes due 2023, each registered under the Securities Act of 1933, as amended, for a like principal amount at maturity of its issued and outstanding 5.375% Senior Notes due 2022 and 6.375% Senior Notes due 2023, respectively, each issued in a private offering on August 26, 2013 (collectively, the “Old Notes”). The Exchange Offers are being made in order to satisfy certain obligations of the Issuer contained in the registration rights agreements entered into with the initial purchasers of the Old Notes on August 26, 2013.

We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offers. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

1.	Prospectus dated , 2013;

2.	The Letter of Transmittal for your use and for the information of your clients;

3.	A Notice of Guaranteed Delivery to be used to accept the Exchange Offers if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent referred to below prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

4.	A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offers; and

5.	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2014 UNLESS EXTENDED BY THE ISSUER (THE “EXPIRATION DATE”). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFERS MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

To participate in the either of the Exchange Offers, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes, or a timely book-entry confirmation of such Old Notes into the Exchange Agent’s account at The Depository Trust Company, should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

If a registered holder of Old Notes desires to tender, but such Old Notes are not immediately available, or time will not permit such holder’s Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under “The Exchange Offers—Guaranteed Delivery Procedures.”

The Issuer will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Issuer will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offers, except as set forth in the Instructions in the Letter of Transmittal.

Any requests for additional copies of the enclosed materials, should be directed to Wells Fargo Bank, N.A., the Exchange Agent for the Exchange Offers, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

tw telecom holdings inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON ACTING AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures